Page 1 Niall Tuckey Citibank Europe plc Director 1 North Wall Quay ILOC Product Dublin 1, Ireland Tel +353 (1) 622 7430 Fax +353 (1) 622 2741 Niall.tuckey@Citi.com FROM: Citibank Europe plc (the “Bank”) TO: AXIS Specialty Limited (“ASL”) AXIS Re SE (formerly, AXIS Re Limited) AXIS Specialty Europe SE (formerly, AXIS Specialty Europe Limited) (“ASE”) AXIS Insurance Company AXIS Surplus Insurance Company AXIS Reinsurance Company (the “Companies”; each, a “Company”) Committed letter of credit facility letter originally dated 18 December 2015 between, among others, the Bank and the Companies as amended by amendment agreements dated 24 December 2019, 1 April 2021 and 29 December 2023 and as amended and restated pursuant to an amendment and restatement agreement dated 26 March 2024 (this Letter) Dear Sirs, 1. Committed letter of credit facility This Letter sets out the terms and conditions on which the Bank is willing to make available to the Companies a committed USD letter of credit issuance facility (the “Facility”). The Bank and the Companies agree that the Facility detailed herein will be effective on and from the Effective Date. 2. Amount The Facility shall be in a maximum aggregate amount of USD 300,000,000 (three hundred million United States dollars) (the “Facility Limit”). Should the Companies wish to reduce the Facility Limit, they may do so upon written notification to the Bank. The notification (the “Notification”) must (i) specifically reference this Letter and (ii) clearly state the new facility limit that is to apply to the Facility Limit (“the New Limit”). The New Limit will take effect as a revised Facility Limit five Business Days following receipt, by the Bank, of the Notification. 3. Facility Documents In the event of any inconsistency between the terms of this Letter and the terms of any Facility Document, the terms of this Letter shall prevail.

Page 2 4. Conditions precedent No Company shall request the issue of any Credit until the Bank has received such documents, information and other evidence as the Bank may reasonably require prior to the date of issuance of the initial Credit in order to comply with the Bank’s anti-money laundering and other know-your-customer policies and procedures, including (without limitation) copies of reports from each Company’s external auditors and details of each Company’s directors and owners. 5. Utilisation requests 5.1 Whenever a Company wishes the Bank to issue a Credit under the Facility, it shall give a duly completed application form in accordance with the Master Agreement. 5.2 The Bank shall be entitled to examine each request to issue a Credit on a case-by-case basis and, notwithstanding clause 1.1(i) of the Master Agreement during the continuance of this Letter, shall only be entitled to decline any such request where: (a) such request would cause the Bank to be in breach of any law of any jurisdiction (including non-exclusively any breach of sanctions imposed by the law of the United States of America); and/or (b) the proposed issue date is not on a Business Day within the Availability Period; and/or (c) The tenor of the Credit requested to be issued extends beyond 31 March 2026; and/or (d) the proposed issuance would cause the Facility Limit to be breached; and/or (e) where the Company is a Company other than AXIS Re or ASE, there is a failure to deposit in a securities account with the Securities Intermediary a deposit in an amount required under the terms of the ASL Pledge Agreement; and/or (f) where the Company is AXIS Re, there is a failure to deposit in a securities account with the Securities Intermediary a deposit in an amount required under the terms of the AXIS Re Pledge Agreement or the ASL Pledge Agreement; and/or (g) where the Company is ASE, there is a failure to deposit in a securities account with the Securities Intermediary a deposit in an amount required under the terms of the ASE Pledge Agreement or the ASL Pledge Agreement. 6. Interest and fees 6.1 Upon receipt from the beneficiary of any Credit of any notice of a drawing under such Credit, the Bank shall notify promptly the relevant Company thereof. On the Business Day on which the Company shall have received such notice (or, if the Company shall have received such notice later than 10:00 a.m. on any Business Day, on the immediately following Business Day) (each such date, an “Honor Date”), the Company shall reimburse the Bank in an amount equal to the amount of such drawing. However, where a drawing takes place in a currency other than US dollars, it is understood that the Company shall reimburse the Bank in the currency of the Credit within two business days following receipt of such notice from the Bank.

Page 3 6.2 If a Company fails to so reimburse the Bank on the Honor Date then the Company shall pay interest on the unreimbursed amount at the Default Interest Rate from the Honor Date until the date of reimbursement by the Company. 6.3 Any interest accruing under this paragraph 6 shall be immediately payable by the Company on demand by the Bank. 6.4 Interest due from the relevant Company under this Letter shall: (a) be calculated and accrue from day to day; (b) be calculated on the basis of the actual number of days elapsed and a 360-day year (or such other day count convention as is market practice for the relevant currency); and (c) be payable both before and after judgment. 6.5 The fees that the Companies are obliged to pay to the Bank in connection with the Facility have been separately agreed between the parties in the committed facility fee letter dated on or about the date of the Amendment and Restatement Agreement. 7. Representations and Warranties Each Company represents and warrants to the Bank on the Effective Date as follows: (a) It (i) is duly organised, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or organisation, (ii) is duly qualified to do business and (to the extent applicable) in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, (iii) has the requisite corporate power and authority and the right to own and operates it properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted, and (iv) has obtained all material licenses, permits, consents or approvals from or by, and has made all filings with, and given all notices to, all governmental authorities having jurisdictions to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of transactions contemplated by this Letter and the other Facility Documents) as to each of the foregoing, except in each case referred to in clauses (ii) and (iv) where the failure to do so would not have a material adverse effect on the financial condition of the Group. (b) The execution, delivery and performance by it of this Letter and any other Facility Document to which it is a party and the consummation of the transactions contemplated hereby, are within that Company’s corporate powers, have been duly authorised by all necessary corporate action, and do not contravene that Company’s constitutional documents. Nor do any of them contravene (i) any law or (ii) any contractual restriction binding on or affecting that Company in a way that has, or that the Bank might reasonably expect to have, a Material Adverse Effect. (c) No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery and performance by that Company of this Letter, any other Facility Document to which it is a party or in respect of any Credit, except for filings necessary to perfect the lien under the Pledge Agreements and those authorisations, approvals,

Page 4 actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and except where the failure to obtain such authorizations, approvals, actions, notices and filings does not and would not reasonably be expected to have a Material Adverse Effect. (d) This Letter and the other Facility Documents to which it is party have been duly executed and delivered by that Company and constitute the legal, valid and binding obligation of that Company enforceable against that Company in accordance with their respective terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganisation, moratorium or similar law affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). (e) The consolidated financial statements included in the most recent 10Q filing of the Group, copies of which have been furnished to the Bank, fairly present the consolidated financial condition of the Group in accordance with generally accepted accounting principles consistently applied. Since the date of such filing there has been no material adverse change to the financial condition or property of that Company or of the Group. (f) There is no pending or, to the knowledge of that Company, threatened action, suit, investigation, litigation or proceeding affecting any member of the Group before any court, governmental agency or arbitrator that could be reasonably likely to have a Material Adverse Effect. 8. Undertakings Each Company undertakes to the Bank that it shall: (a) deliver to the Bank as soon as they are available and in any event within 180 days of the end of each of its financial years the statutory audited financial statements of that Company for that financial year; (b) deliver to the Bank as soon as they are available and in any event within 90 days of the end of each of its financial quarters (to avoid doubt, including the fourth quarter) the unaudited consolidated financial statements for the Group for that financial quarter; (c) deliver to the Bank as soon as they are available and in any event within 180 days of the end of each of its financial years the audited consolidated financial statements of the Group for that financial year; and (d) promptly upon it becoming aware of the event, provide the Bank with notice of any change in that Company’s ownership structure such that its ultimate parent (as at the date of this letter) ceases to own, directly or indirectly, a majority of the equity of the Company, or upon any announcement of such a restructuring by the parent. The occurrence of any such event in Clause 8(d) above shall entitle the Bank, in its reasonable discretion, to terminate the Facility; provided however that (x) in determining whether or not to terminate the Facility, the Bank will take into consideration the identity of the new owner and whether such new owner violates the Bank’s anti-money-laundering, know-your- customer and/or credit policies and procedures and (y) if the Bank so requests, the Company agrees to provide (or procure the provision by the new owner) to the Bank such documents,

Page 5 information and other evidence as the Bank may reasonably request in order to comply with the Bank’s anti-money laundering, know-your-customer and credit policies and procedures in relation to the new owner. 9. Costs and Expenses Each Company undertakes to indemnify the Bank, within five Business Days after receipt of an invoice, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands which the Bank may incur, pay or sustain (except to the extent resulting from the Bank’s or its affiliate’s gross negligence or wilful misconduct) in connection with this Letter (including non-exclusively the cost of all registrations and any other legal fees that the Bank reasonably incurs in relation to the Facility). 10. Certificates Any demand, notification or certificate issued by the Bank specifying any amount due under this Letter or any Facility Document or any determination of any ratio shall, in the absence of manifest error, be conclusive and binding on the Company. 11. Miscellaneous 11.1 The rights of the Bank under this Letter and the Facility Documents may be exercised as often as necessary; are cumulative and not exclusive of its rights under the general law; and may be waived only in writing and specifically. Delay in exercising or non-exercise of any such right is not a waiver of that right. 11.2 If any provision of this Letter or any Facility Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect (i) the legality. validity or enforceability in that jurisdiction of any other provision of that document; or (ii) the legality, validity or enforceability in any other jurisdiction of that or any other provision of that document. 11.3 In no event shall the Bank be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Company hereby waives, releases and agrees (for itself and on behalf of the other members of the Group) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its or their favour. 11.4 The Bank may set off any obligation of a Company under the Facility Documents to which it is a party or in respect of any Credit (whether present or future, actual or contingent) against any obligation owed by the Bank to such Company or Citibank N.A., regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 11.5 The terms of this Letter may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by you nor may a Company assign any of its rights hereunder without the prior written consent of the Bank. 11.6 Clauses 10 (Notices) and 12 (Assignment/Novation) of the Master Agreement shall apply in respect of this Letter, with necessary changes, as if set out in this Letter. 12. Definitions and Interpretation

Page 6 12.1 Terms defined in any Facility Document shall have the same meanings when used in this Letter unless otherwise defined in this Letter. Additionally, the following terms have the following meanings. Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Amendment and Restatement Agreement means the amendment and restatement agreement between the Bank and the Companies dated 26 March 2024. Availability Period means the period starting on and from the Effective Date to and including 31 March 2025 or such other date as is agreed by the Bank. Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open in Dublin and London. Code means the US Internal Revenue Code of 1986. Correspondent means, in relation to a Credit, a third party correspondent which has issued or, as the context requires, it is proposed will issue that Credit at the request of the Bank. Effective Date has the meaning given to it in the Amendment and Restatement Agreement. Facility Document has the meaning given to it in the Master Agreement. means each document specified as a Facility Document in clause 3 (Facility Documents), this Letter, any other document pursuant to which a security interest, guarantee or other form of credit support is created or exists in favour of the Bank in respect of the obligations of the Companies under this Letter and any other document mutually designated as a Facility Document by the Bank and the Companies. FATCA means (a) sections 1471 to 1474 of the Code or any associated regulations or other official guidance (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. FATCA Deduction means a deduction or withholding from a payment under a Facility Document required by FATCA. Finance Party means the Bank and any Correspondent which issues a Credit. Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary. Increased Cost means: (a) a reduction in the rate of return from the Facility or on the overall capital of the Bank or any of its Affiliates; (b) an additional or increased cost; or

Page 7 (c) a reduction of any amount due and payable under the Facility, which is incurred or suffered by the Bank or any of its Affiliates to the extent that it is attributable to the Bank funding or performing its obligations under the Facility. Irish Qualifying Lender means a Finance Party which is beneficially entitled to interest payable in respect of an advance under a Facility Document and is: (a) a bank, within the meaning of section 246(1) TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA; or (b) a body corporate: (i) which is resident for the purposes of tax in a Relevant Territory (residence for these purposes is to be determined in accordance with the laws of the Relevant Territory of which the Finance Party claims to be resident) where that Relevant Territory imposes a tax that generally applies to interest receivable in that Relevant Territory by bodies corporate from sources outside that Relevant Territory; or (ii) where interest payable under a Facility Document: (c) is exempted from the charge to income tax under a Treaty in force between Ireland and the country in which the Finance Party is resident for tax purposes; or (d) would be exempted from the charge to income tax under a Treaty signed between Ireland and the country in which the Finance Party is resident for tax purposes if such Treaty had the force of law by virtue of section 826(1) TCA; except where interest is paid under a Facility Document to the body corporate in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or (i) a company that is incorporated in the US and taxed in the US on its worldwide income except where interest is paid under a Facility Document to the US company in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or (ii) a US limited liability company (“LLC”), where the ultimate recipients of the interest payable under a Facility Document are Irish Qualifying Lenders within paragraphs (ii) or (iii) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes except where interest is paid under a Facility Document to the LLC in connection with a trade or business which is carried on by it or them in Ireland through a branch or agency; or (iii) a qualifying company within the meaning of section 110 TCA; or (iv) an exempt approved scheme within the meaning of section 774 TCA; or (v) an investment undertaking within the meaning of section 739B TCA; or (vi) a body corporate:

Page 8 (e) which advances money in the ordinary course of a trade which includes the lending of money; and (f) where interest on an advance under a Facility Document is taken into account in computing the trading income of such body corporate; and (g) which has made the appropriate notifications under section 246(5)(a) TCA to the Irish Revenue Commissioners and the relevant Company; or (i) an Irish Treaty Lender Irish Treaty Lender means a Finance Party which: (a) does not fall within parts (ii), (iii) or (iv) of the Irish Qualifying Lender definition and is treated as a resident of an Irish Treaty State for the purposes of the Treaty; and (b) does not carry on a business in Ireland through a permanent establishment with which that Finance Party’s participation in a Facility Document is effectively connected; and (c) is, subject to the completion of procedural formalities, entitled to a full exemption from Irish tax on interest payable to that Finance Party in respect of an advance under a Facility Document. Irish Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with Ireland which makes provision for full exemption from tax imposed by Ireland on interest. Group means AXIS Capital Holdings Limited and each other person from time to time included in the consolidated financial statements of AXIS Capital Holdings Limited filed with the Securities and Exchange Commission. Master Agreement means the Insurance Letters of Credit – Master Agreement (Form 3/CEP) between, among others, the Bank and the Companies, originally dated 14 May 2010 as amended pursuant to amendment agreements dated 27 January 2012 and 27 March 2017 and as amended and restated pursuant to the Amendment and Restatement Agreement. Material Adverse Effect means an event or circumstance having a material adverse effect on (i) the financial condition of ASL or the Group; or (ii) the legality. validity or enforceability of any Facility Document against any Company. Relevant Territory means: (a) a member state of the European Union (other than Ireland); or (b) not being such a member state, a country with which Ireland has a Treaty in force by virtue of section 826(1) TCA; or (c) not being a territory referred to in (i) or (ii) above, a country with which Ireland has signed such a Treaty which will come into force once the procedures set out in section 826(1) TCA have been completed. SOFR means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

Page 9 Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006, and for this purpose if any shares are held by way of security, the person providing that security shall be treated as the member of the relevant company unless and until that security is realised, notwithstanding that the beneficiary of that security (or a nominee of that beneficiary) may be registered as a member of the relevant company. Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Facility Document. TCA means the Taxes Consolidation Act of Ireland, 1997. 12.2 In this Letter (unless otherwise provided): (a) words importing the singular shall include the plural and vice versa; (b) references to: (i) paragraphs are to be construed as references to the paragraphs of this Letter; (ii) any document shall be construed as references to that document, as amended, restated, varied, novated or supplemented from time to time; (iii) any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same; (iv) any document or person being acceptable or approved or satisfactory shall be construed as meaning acceptable to or approved by or satisfactory to the Bank in its sole discretion; (v) a person shall be construed so as to include that person’s assignors, transferees or successors in title and shall be construed as including references to an individual, firm, partnership. joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state; and (vi) time are to London time. 12.3 The headings in this Letter are for convenience only and shall be ignored in construing this Letter. 13. Governing Law 13.1 This Letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law and the parties agree that to the English courts shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with this Letter (including a dispute relating to the existence, validity or termination of this Letter or any non- contractual obligation arising out of or in connection with this Letter).

Page 10 13.2 A person who is not a party to this Letter has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Letter. 13.3 Each Company designates the address below as its address for service of all claim forms, application notices, judgments, orders or other notices of English legal process relating to this Letter and any other Facility Document governed by English law. AXIS UK SERVICES LIMITED 52 Lime Street London EC3M 7AF United Kingdom Phone: +44-20-7877-3800 Items served at this address must be marked for the attention of the relevant Company. 13.4 All Companies must have the same address for service and it must be an address in London, United Kingdom. If the Companies wish to change their address for service, ASL may do so by giving the Bank at least 10 Business Days’ written notice of the new address for service. 14. Data Protection 14.1 Compliance with law. Each party will comply with applicable data protection and privacy laws in processing personal data in connection with its activities under this Committed Facility Letter. Without limiting the foregoing, the Companies warrant that: (i) any personal data that it provides to the Bank has been processed fairly and lawfully, is accurate and is relevant for the purposes for which it is provided to the Bank; (ii) if any such personal data is provided to the Bank, it shall provide notice to, and shall seek consent from (and promptly upon the Bank’s request shall provide evidence to the Bank of having provided such notices and/or obtained such consents), data subjects regarding the Bank’s processing of their personal data in accordance with any instructions of the Bank from time to time; and (iii) pursuant to clause (ii) it will provide any such data subjects with a copy of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as the Bank may notify to the Companies from time to time). 14.2 Mutual cooperation. Each party will promptly notify, and reasonably cooperate with and provide information to, the other party in respect of any data subject requests, communications from supervisory authorities, or material security incidents relating to the processing of personal data under this Committed Facility Letter, in each case to the extent reasonably necessary to enable the other party to meet its obligations to data subjects and/or supervisory authorities. 14.3 Definitions. The terms ‘personal data’, ‘processing’, ‘data subject’ and ‘supervisory authority’ shall have the respective meanings set forth in the General Data Protection Regulation (EU) 2016/679, as amended or superseded from time-to-time. 15. Recognition of bail-in 15.1 Notwithstanding any other terms of this Letter, any other Facility Document or any other agreement, arrangement or understanding between the parties, each counterparty (including the Companies) to a BRRD Party acknowledges and accepts that any liability of a BRRD Party to it under or in connection with this Letter and any other Facility Document may be subject

Page 11 to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (i) any Bail-In Action in relation to any such liability, including (without limitation) (A) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability, (B) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it and (C) a cancellation of any such liability; and (ii) a variation of any terms of this Letter or any other Facility Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 15.2 For the purposes of this clause 15 (Recognition of Bail-In): (i) “Bail-In Action” means the exercise of any Write-down and Conversion Powers; (ii) “Bail-In Legislation” means, in relation to Ireland, the European Union (Bank Recovery and Resolution) Regulations 2015 (S.I. No. 289/2015); (iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (iv) “BRRD Party” means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD, including Citibank Europe plc; (v) “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway; (vi) “Resolution Authority” means anybody which has authority to exercise any Write-down and Conversion Powers; and (vii) “Write-down and Conversion Powers” means, in relation to Ireland, any writedown, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any law or regulation in effect in Ireland, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, including but not limited to the Bail-In Legislation and Regulation (EU) No 806/2014 and the instruments, rules and standards created thereunder, pursuant to which (A) any obligation of a bank or investment firm or affiliate of a bank or investment firm can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period) and (B) any right in a contract governing an obligation of a bank or investment firm or affiliate of a bank or investment firm may be deemed to have been exercised. 16. Tax: Increased Costs 16.1 Tax gross-up: (a) The Company shall make all necessary payments without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Company shall promptly upon becoming aware it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Bank accordingly. (c) If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required, subject to the Bank providing the Company with any documentation and/or information requested by the Company to determine applicable Tax Deduction. (d) If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Bank evidence reasonably satisfactory to the Bank that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 16.2 (a) A payment shall not be increased under Clause 16.1 by reason of a Tax Deduction on account of Tax imposed by Ireland if on the date on which the payment falls due:

Page 12 (i) the payment could have been made to the Bank without a Tax Deduction if the Bank had been an Irish Qualifying Lender, but on that date that Bank is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Finance Party under a Facility Document in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or (ii) the Bank is an Irish Treaty Lender and the relevant Company is able to demonstrate that the payment could have been made to the Bank without the Tax Deduction had the Bank complied with its obligations under paragraph (b) below. (b) An Irish Treaty Lender and the Company which makes a payment to which that Irish Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the Company to obtain authorisation to make that payment without a Tax Deduction. (c) The Bank confirms that, on the Effective Date, it is an Irish Qualifying Lender. 16.3 Tax indemnity (a) The Company shall (within three Business Days of demand by the Bank) pay to the Bank an amount equal to any loss, liability or cost which the Bank determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Bank in respect of any Facility Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on the Bank: (A) under the law of the jurisdiction in which the Bank is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Bank is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which the Bank’s facility office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Bank; or (ii) to the extent a loss, liability or cost is compensated for by an increased payment under clause 16.1 (Tax gross-up); or (iii) would have been compensated for by an increased payment under clause 16.1 (Tax gross-Up) but was not so compensated solely because one of the exclusions in clause 16.2(a) applied; or (iv) relates to a FATCA Deduction required to be made by a Party.

Page 13 16.4 Stamp taxes: The Company shall (within three Business Days of demand by the Bank) pay to the Bank an amount equal to any cost, loss or liability the Bank incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Facility Document. 16.5 VAT: All amounts expressed to be payable by the Company under any Facility Document shall be deemed to be exclusive of any value added tax, goods and services tax or similar tax, and if any such tax is or becomes chargeable on any supply made by to the Company under any Facility Document, the Company shall pay to the Bank (in addition to the consideration for such supply) an amount equal to the amount of such tax. 16.6 Increased costs: Subject to clause 16.7 (Exceptions) the Company shall, within three Business Days of a demand by the Bank, pay the Bank the amount of any Increased Costs incurred by the Bank or any of its Affiliates as a result of: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or (b) compliance with any law or regulation, made after the date of this Agreement. 16.7 Exceptions: Clause 16.6 (Increased costs) does not apply to the extent any Increased Cost is (a) attributable to a Tax Deduction required by law to be made by the Company, (b) compensated for by clause 16.3 (Tax indemnity) (or would have been compensated for under clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 16.3(b) (Tax indemnity) applied), or (c) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. 16.8 FATCA Deduction: (a) Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Finance Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another party (or that there is any change in the rate or the basis of such FATCA Deduction) shall provide prompt notification to that party and the Bank. (b) The Company shall (within three Business Days of demand) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a Facility Document. This paragraph (b) shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under clause 16.2 or paragraph (a) above. (c) A Finance Party making, or intending to make, a claim under paragraph (b) above shall promptly notify the Company. [Signature pages intentionally omitted]